NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE
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                                              Years ended December 31,
                                         1998           1997           1996

Average shares outstanding             2,779,655      2,386,953       1,716,418
  dilutive effect of stock options
  and warrants computed by use
  of treasury stock method                85,338              0               0

Computation of Earnings Per
  Share=Net Income/Average
  common and common share
  equivalent shares                (1)$  123,649    $(3,507,125)    $(6,579,444)
outstanding                            2,864,993      2,386,953       1,716,418
                                       ---------      ---------       ---------

Earnings Per Share                    $      .04    $     (1.47)    $     (3.83)




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      (1)After dividends on Series D Preferred Stock in the amount of $72,600